UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 25, 2006

Longs Drug Stores Corporation

(Exact name of registrant as specified in its charter)

Maryland	1-8978	68-0048627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

141 North Civic Drive, Walnut Creek, California	94596
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (925) 937-1170

Inapplicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 25, 2006, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) approved an offer letter by and between the Company and Karen Stout, dated April 21, 2006 (the “Offer Letter”), and appointed Ms. Stout as the Company’s Executive Vice President and Chief Operating Officer, effective May 15, 2006.

Under the Offer Letter, Ms. Stout will receive an annual base salary of $480,000 for the first year of employment, and will receive a sign on bonus of $175,000 containing repayment provisions should Ms. Stout resign within three years of her start date. During her first year of employment, Ms. Stout will be eligible to receive a target bonus equal to 60% of her annual base salary (50% of which will be guaranteed). Any future bonuses will be based on Ms. Stout’s individual performance and the Company’s overall performance. Subject to the approval of the Compensation Committee, Ms. Stout will receive 8,000 shares of restricted Common Stock, which will vest equally over four years, under the Company’s 1995 Long-Term Incentive Plan. Ms. Stout will also be eligible to participate in the Company’s fiscal year 2007 Performance Based Restricted Stock Grant program in the same amounts as other Executive Vice President participants. Subject to the approval of the Compensation Committee, Ms. Stout will be provided the Company’s standard change of control agreement and pre-change in control termination benefits. Ms. Stout will also receive a relocation allowance, reimbursement for reasonable moving expenses, and temporary living expenses and will be eligible for a Company loan buy-down program and other benefits.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) At its April 25, 2006 meeting, the Compensation Committee of the Company’s Board of Directors approved the appointment of Karen Stout, age 47, as the Company’s Executive Vice President and Chief Executive Officer, effective May 15, 2006, pursuant to the terms of the Offer Letter described in Item 1.01, which description is incorporated herein by reference.

From July 2004 until joining the Company, Ms. Stout served as Executive Vice President, Merchandising for BJ’s Wholesale Club, Inc. Prior to that, Ms. Stout was President of two divisions of the Atlantic & Pacific Tea Company. From 1978 to 2000, Ms. Stout was employed by Harris Teeter Supermarkets, Inc., most recently as Senior Vice President. None of these prior employers is a parent, subsidiary or affiliate of the Company.

Ms. Stout does not have any relationships or related transactions with the Company that would require disclosure pursuant to Item 401(d) or Item 404(a) of Securities and Exchange Commission Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On April 26, 2006, the Company issued a press release announcing the appointment of Karen Stout as the Company’s Executive Vice President and Chief Executive Officer, effective May 15, 2006. A copy of the press release is attached as Exhibit 99.1 hereto.

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Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

The following exhibits are filed herewith:

99.1	Press Release dated April 26, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONGS DRUG STORES CORPORATION

Dated: April 26, 2006	By:	/s/ William J. Rainey
William J. Rainey
	Its:	Senior Vice President,
General Counsel and Secretary

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated April 26, 2006.

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